                                                                    EXHIBIT 99.1

                                                       CONTACT:  Robert K. Hynes
                                                                  Monica Burrows
                                                                  (212) 355-5200

                                                RELEASE DATE:  November 12, 2003

FOR IMMEDIATE RELEASE

                    WHX ANNOUNCES 2003 THIRD QUARTER RESULTS

New York - WHX Corporation (NYSE: WHX)

          WHX today  reported  a net loss of $142.6  million,  on sales of $83.3 million,  for the third  quarter of 2003 compared to a net loss of $1.4 million, on sales of $105.2 million, in the same period in 2002. The 2003 results include a $48.1 million non-cash  pension  curtailment and special  termination  benefit charge related to the consummation of a Chapter 11 Plan of  Reorganization  (the
"POR")  for   Wheeling-Pittsburgh   Corporation   and  its   debtor   affiliates
(collectively,  the "WPC Group"),  and a non-cash goodwill  impairment charge of
$89.0 million.  After deducting the preferred  dividend  requirement,  basic and diluted loss per common share was $27.38 for the third  quarter of 2003 compared with basic and diluted loss per common  share of $1.17 for the third  quarter of
2002.  Included in the 2002 results is income from  discontinued  operations  of
$14.0 million, or $2.62 per basic and diluted share.

          As  previously  announced,   a  Chapter  11  POR  for  WPC  Group  was
consummated  on August 1, 2003.  The POR had been confirmed by the United States
Bankruptcy Court for the Northern District of Ohio on June 18, 2003. Among other things, as a result of the consummation of the POR, each member of the WPC Group is no longer a subsidiary of WHX Corporation.

THIRD QUARTER OPERATING RESULTS

          Sales in the third  quarter of 2003 were $83.3  million  compared with
$105.2 million in 2002.  Sales  decreased by $22.1 million at the Precious Metal
Segment and by $2.1 million at the Wire & Tubing  Segment.  These sales declines are  primarily  related  to the  closure of several  facilities  in 2002.  Sales increased  by  $2.4  million  at the  Engineered  Materials  Segment  due to new products and market share gains in this segment's fastener  business,  partially offset by a sales decline in this segment's electro-galvanizing business.

          For the third quarter of 2003,  operating  income was a loss of $132.7 million,  compared  to a loss of $11.2  million  in the third  quarter  of 2002.
Operating income from the Precious Metal segment decreased by $48.8 million from operating income of $2.1 million in the third quarter of 2002 to a loss of $46.7 million  in the third  quarter  of 2003.  The 2003  operating  results  for this segment include a $50.5 million goodwill  impairment charge, a $3.0 million gain from the liquidation of certain precious metal inventory, a $3.0 million gain on insurance proceeds,  and a $2.2 write down of property held for sale.  Operating income at the Wire & Tubing  segment  declined by $27.8  million  from a loss of
$12.4  million in 2002 to a loss of $40.2  million in 2003.  The 2003  operating results for this segment include a $38.5 million goodwill impairment charge. The
2002  quarter  includes a $5.0 million  restructuring  charge and write downs of
$7.4 million for excess and slow moving inventory. The balance of the decline in
2003 in  operating  income  is due to  increased  raw  material  costs and lower selling prices associated with this segment's  refrigeration  business and lower margins  in  the  stainless  steel  tubing  markets.  Operating  income  at  the
Engineered Materials segment increased by $0.5 million from $3.5 million in 2002 to $4.0 million in 2003.  The  increase in operating  income is due to increased sales in this  segment's  fastener  business,  partially  offset by a decline in
sales  in  the   construction   and   appliance   markets   in  this   segment's
electro-galvanizing business.

          Unallocated  corporate  expenses  decreased  from $4.5 million to $1.6 million.  This decrease is related to a decrease in net pension  expense of $3.4 million partially offset by increased insurance expense. The decrease in pension expense is primarily related to the reduction in active participants as a result of the POR.

LIQUIDITY AND CAPITAL

          At September  30, 2003,  total  liquidity,  comprising  cash and funds available under bank credit  arrangements,  totaled $71.7 million.  At September
30, 2003, funds available under credit arrangements  totaled $20.7 million.  The
Handy & Harman  ("H&H")  senior  secured  credit  facility  includes a revolving credit  facility  that  matures on July 31, 2004 and a term loan that matures on
March 31, 2004. In addition,  H&H has certain other debt  obligations  that also mature in 2004. The total debt maturing in 2004 amounts to $42.3 million.  It is the  Company's  intention to  refinance  the secured  bank loan  facilities  and certain other debt obligations prior to their scheduled maturities. Although the
Company believes it will successfully  refinance such obligations,  there can be no assurance that such refinancing will be obtained.

          This press  release  contains  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.

CONFERENCE CALL

          The  Company  has  decided  to  discontinue  the  practice  of holding quarterly conference calls.

                                 WHX CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                              Three Months Ended Sept. 30,    Nine Months Ended Sept. 30,
                                                                   2003        2002               2003          2002
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                           (in thousands - except per-share)

Net sales                                                      $  83,269    $ 105,153            $ 247,788    $ 307,135

Cost of goods sold                                                66,440       90,878              200,520      252,099
                                                               ---------    ---------            ---------    ---------

Gross profit                                                      16,829       14,275               47,268       55,036

Selling, general and administrative expenses                      12,420       20,473               55,178       54,904
Pension - curtailment and special termination benefit             48,102         --                 48,102         --
Goodwill impairment charge                                        89,000         --                 89,000         --
Restructuring charges                                               --          5,038                 --         15,738
                                                               ---------    ---------            ---------    ---------

Loss from operations                                            (132,693)     (11,236)            (145,012)     (15,606)
                                                               ---------    ---------            ---------    ---------

Other:
           Interest expense                                        4,537        6,135               14,457       21,475
           Gain on disposition of WPC                                534         --                    534         --
           Gain on early retirement of debt                         --            253                2,999       40,488
           Other income (expense)                                    842       (6,381)               1,030       (6,705)
                                                               ---------    ---------            ---------    ---------

Loss from continuing operations before taxes                    (135,854)     (23,499)            (154,906)      (3,298)

Tax provision (benefit)                                            6,711       (8,130)                 565      (12,074)
                                                               ---------    ---------            ---------    ---------

Income (loss) from continuing operations                        (142,565)     (15,369)            (155,471)       8,776

Discontinued operations:
    Income from discontinued operation - net of tax
                                                                                2,258                 --         10,601
    Gain on sale - net of tax of $6,725                             --         11,747                 --         11,747
                                                               ---------    ---------            ---------    ---------

Income (loss) before cumulative effect of an
   accounting change                                            (142,565)      (1,364)            (155,471)      31,124

Cumulative effect of an accounting change                           --           --                   --        (44,000)
                                                               ---------    ---------            ---------    ---------

Net loss                                                       $(142,565)   $  (1,364)           $(155,471)   $ (12,876)
                                                               =========    =========            =========    =========

Dividend requirement for preferred stock                       $   4,856    $   4,856            $  14,568    $  14,368
                                                               =========    =========            =========    =========

Net loss applicable to common stock                            $(147,421)   $  (6,220)           $(170,039)   $ (27,244)
                                                               =========    =========            =========    =========

Basic and diluted per share of common stock

Loss from continuing operations - net of preferred dividends   $  (27.38)   $   (3.79)           $  (31.75)   $   (1.05)
Income from discontinued operation                                  --           2.62                 --           4.20
Cumulative effect of an accounting change                           --           --                   --          (8.27)
                                                               ---------    ---------            ---------    ---------
Net loss per share                                             $  (27.38)   $   (1.17)           $  (31.75)   $   (5.12)
                                                               =========    =========            =========    =========

                                 WHX CORPORATION

                          BUSINESS SEGMENT INFORMATION

(in thousands)                                              Three Months Ended         Nine Months Ended
                                                                  Sept. 30,               Sept. 30,
                                                            2003(a)        2002       2003(a)         2002
                                                           ---------    ----------   ---------    ---------
Revenue

   Precious Metal                                          $  19,547    $  41,663    $  63,266    $ 119,326
   Wire & Tubing                                              29,371       31,510       92,278      101,651
   Engineered Materials                                       34,351       31,980       92,244       86,158
                                                           ---------    ---------    ---------    ---------
           Consolidated revenue                            $  83,269    $ 105,153    $ 247,788    $ 307,135
                                                           =========    =========    =========    =========

Segment operating income
   Precious Metal                                          $ (46,682)   $   2,137    $ (48,058)   $  (4,033)
   Wire & Tubing                                             (40,236)     (12,408)     (40,802)      (8,269)
   Engineered Materials                                        3,967        3,510        7,488        9,904
                                                           ---------    ---------    ---------    ---------
                                                             (82,951)      (6,761)     (81,372)      (2,398)
                                                           ---------    ---------    ---------    ---------

Unallocated corporate expenses                                 1,640        4,475       15,538       13,208
Pension - curtailment and special termination benefits        48,102         --         48,102         --
                                                           ---------    ---------    ---------    ---------

    Operating loss                                          (132,693)     (11,236)    (145,012)     (15,606)

Interest expense                                               4,537        6,135       14,457       21,475
Gain on disposition of WPC                                       534         --            534         --
Gain on early retirement of debt                                --            253        2,999       40,488
Other income (expense)                                           842       (6,381)       1,030       (6,705)
                                                           ---------    ---------    ---------    ---------

         Loss before taxes, discontinued operations
           and cumulative effect of an accounting change    (135,854)     (23,499)    (154,906)      (3,298)

Income tax expense (benefit)                                   6,711       (8,130)         565      (12,074)
Income from discontinued operations - net of tax                --          2,258       10,601
Gain on sale of Unimast - net of tax of $6,725                  --         11,747         --         11,747
                                                           ---------    ---------    ---------    ---------

          Loss before cumulative effect of an
            accounting change                               (142,565)      (1,364)    (155,471)      31,124

Cumulative effect of an accounting change - net of tax          --           --           --        (44,000)
                                                           ---------    ---------    ---------    ---------

          Net loss                                         $(142,565)   $  (1,364)   $(155,471)   $ (12,876)
                                                           =========    =========    =========    =========

(a)  Segment  operating  income  includes a third  quarter  2003  $89.0  million non-cash goodwill impairment charge relating to the following businesses;  $50.5 million Precious Metal, $38.5 Wire & Tubing.